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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Shells Seafood Restaurants, Inc. on Form S-8 of our reports dated February 21, 1997, appearing in the Annual Report on Form 10-K of Shells Seafood Restaurants, Inc. for the year ended December 29, 1996.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Tampa, Florida

August 4, 1997